UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2023

Lindsay Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13419	47-0554096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18135 Burke Street Suite 100
Omaha, Nebraska		68022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 829-6800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LNN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Unsealing and Dismissal of False Claims Act Lawsuit

As previously disclosed, Lindsay Corporation (the “Company”) was informed in June 2019 that the Department of Justice, Civil Division and the U.S. Attorney’s Office for the Northern District of New York, with the assistance of the Department of Transportation, Office of Inspector General, were conducting an investigation of the Company relating to the Company’s X-Lite end terminal and potential violations of the federal civil False Claims Act (the “Investigation”).

Lifting of Seal

The Investigation was initiated following the March 2019 filing of a sealed qui tam lawsuit in the United States District Court for the Northern District of New York (the “Court”). The qui tam complaint was further amended in September 2021 (as amended, the “Lawsuit”). The existence of the seal prevented the Company from disclosing certain information regarding the Lawsuit and the Investigation, including the origins of both.

Pursuant to an October 26, 2023 order of the Court, the seal was lifted on key filings, motions, orders, and documents relating to the Lawsuit and the Investigation.

Background of False Claims Act Lawsuit and Investigation

Pursuant to the False Claims Act, lawsuits to enforce the False Claims Act may be brought either by the Attorney General or by a private person who files suit for the person and for the United States Government in the name of the United States. A private person who brings such a lawsuit is known as a “relator” and the lawsuit is referred to as a qui tam lawsuit. After a relator has filed a qui tam action, the Attorney General diligently shall investigate to determine whether there has been a False Claims Act violation.

As a result of the lifting of the seal, it has been disclosed that a relator initiated the Lawsuit in 2019 on behalf of the United States and twelve individual states, after which the Department of Justice, Civil Division and the U.S. Attorney's Office for the Northern District of New York proceeded to initiate their Investigation into the relator’s allegations relating to the Company's X-Lite end terminal and potential violations of the False Claims Act.

Investigation Concludes That Claims Lack Merit; False Claims Act Lawsuit Dismissed Without Prejudice

On September 28, 2023 and after four-plus years of investigation, the U.S. Attorney’s Office for the Northern District of New York submitted a letter motion (the “Letter Motion”) informing the Court that the United States had investigated the relator’s allegations and now sought to move to dismiss the Lawsuit. The U.S. Attorney’s Office “determined that dismissal is commensurate with the public interest because the claims lack merit and the matter does not warrant the continued expenditure of resources to pursue or monitor the action.” The U.S. Attorney’s Office also noted that it had “been advised by counsel for the twelve states that the states [had] no objection to the Court declining to exercise supplemental jurisdiction over the remaining state claims and to dismissing those claims without prejudice to the states.” On October 2, 2023, the Court granted the Letter Motion and indicated that a motion to dismiss could be filed without further order or pre-motion conference.

On October 12, 2023, after the relator proceeded to file his own notice of voluntary dismissal, the U.S. Attorney’s Office filed its notice of consent (the “Consent”) to the relator’s voluntary dismissal “based on its determination that such a dismissal is commensurate with the public interest and that the matter does not warrant the continued expenditure of government resources to pursue or monitor the action based on currently available information.” In its Consent, the U.S. Attorney’s Office also indicated it had been authorized by counsel for each of the twelve state plaintiffs to represent to the Court that all twelve states do not object to dismissal of the state claims without prejudice.

On October 26, 2023, the Court ordered the dismissal of the lawsuit without prejudice as to the relator, the United States, and each of the twelve state plaintiffs.

Item 9.01 Financial Statements and Exhibits.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDSAY CORPORATION

Date:	November 1, 2023	By:	/s/ Brian L. Ketcham

Brian L. Ketcham, Senior Vice President and Chief Financial Officer